UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 25, 2010

Dongsheng Pharmaceutical International Co., Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-154787	26-2603989
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

China Bing’qi Plaza, Floor 17, No 69, Zi Zhu Yuan Rd, Hai’dian District, Beijing People’s Republic of China 100089
(Address of principal executive offices)

Registrant’s telephone number, including area code:		+86-10-88580708

Not Applicable
_____________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 25, 2010, Dongsheng Pharmaceutical International Co., Ltd. (the “Company”) entered into a Product Transfer and Cooperation Agreement (the “Transfer Agreement”) with Shanghai Wan’Te Pharmaceutical Co., Ltd. (“Wan’Te”) pursuant to which Wan’Te transferred to the Company all intellectual property rights, along with exclusive sales and manufacturing rights, of micro-emulsion alprostadil injection (the “Product”) for an aggregate purchase price of RMB 10 million (the “Purchase Price”).  The Company shall pay the first RMB 2.4 million of the Purchase Price in cash within seven days of signing the Transfer Agreement.  The Company shall pay the remaining RMB 7.6 million of the Purchase Price following approval of the product by the State Food and Drug Administration of China as follows: (i) RMB 2.6 million in cash and (ii) the issuance to Wan’Te of 505,000 shares of the common stock of the Company (the “Second Payment Shares”).  Notwithstanding the foregoing, if the closing price of the Company’s common stock on the date on which the Second Payment Shares would otherwise be issuable to Wan’Te pursuant to the Transfer Agreement is lower than $1.50 per share, Wan’Te shall have the right, but not the obligation, to require the Company to pay to Wan’Te RMB 5 million in cash in lieu of the Second Payment Shares.

The Company intends to file the Transfer Agreement as an exhibit to its Quarterly Report on Form 10-Q for the period ending December 31, 2010.  The foregoing description of the Transfer Agreement is qualified in its entirety by reference to such exhibit.  The Company issued a press release on November 29, 2010 describing the Transfer Agreement and the transactions contemplated thereby, a copy of which is attached hereto as Exhibit 99.1.

Item 3.02. Unregistered Sales of Equity Securities.

As more fully described in Item 1.01 above, on November 25, 2010 the Company entered into the Transfer Agreement with Wan’Te, pursuant to which the Company may issue to Wan’Te the Second Payment Shares upon the occurrence of certain events.  The Second Payment Shares were offered and may be sold in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dongsheng Pharmaceutical International Co., Ltd.

November 30, 2010	By:	/s/ Jianping Chen
Name: Jianping Chen
Title: Chief Financial Officer

Exhibit Index

Exhibit No.                            Description

99.1	Press Release of Dongsheng Pharmaceutical International Co., Ltd. dated November 29, 2010